UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2006

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On March 14, 2006, 4Kids Entertainment, Inc. (the “Company”) entered into an amendment of its multi-year agreement with Fox Broadcasting Corporation (“Fox”) to extend the Company's lease of Fox’s Saturday morning programming block from 8am to 12pm eastern/pacific time (7am to 11am central time) for two broadcast years through the 2007-2008 broadcast season. For each of the 2006-2007 and 2007-2008 broadcast seasons, the Company will pay a time-buy fee of $20,000, payable in quarterly installments of $5,000 each year beginning in October 2006. The extension also provides Fox with the option to extend the agreement through the 2008-2009 broadcast season on the same terms and conditions by providing notice to the Company no later than August 31, 2007.

Item 2.02  Results of Operations and Financial Condition

On March 15, 2006, the Company issued a press release reporting its financial results for the fourth quarter and year ended December 31, 2005. In addition, the Company announced a two year extension of its multi-year agreement with Fox. A copy of the press release is attached hereto as Exhibit 99.1.

This information is furnished pursuant to Item 2.02 of Form 8-K and such information, including the press release, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

              (c) Exhibits

            Exhibit                                                                       Description

99.1                                    Press release issued by 4Kids Entertainment, Inc. dated March 15, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 15, 2006

4 KIDS ENTERTAINMENT, INC. BY: /s/ Bruce R. Foster Bruce R. Foster Executive Vice President, Chief Financial Officer